As filed with the Securities and Exchange Commission on March 24, 2000
                                                     Registration No.  333-06147
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                 ON FORM S-3 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                            HEMAGEN DIAGNOSTICS, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                           04-2869857
 (State or other jurisdiction of                              (IRS Employer
  incorporation or organization)                          Identification Number)

                            Hemagen Diagnostics, Inc.
                              34-40 Bear Hill Road
                          Waltham, Massachusetts 02451
                                 (781) 890-3766
              (Address of registrant's principal executive offices)


                              Gary P. Kreider, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                           14th Floor, Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
                      (Name, address of agent for service)

Approximate date of commencement of the proposed sale to the public: Upon effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to antidilution provisions of the Private Placement Warrants and a Placement Agent Warrant.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY.........................................................   2

RISK FACTORS...............................................................   2

USE OF PROCEEDS............................................................   5

SELLING SECURITYHOLDERS....................................................   5

PLAN OF DISTRIBUTION.......................................................   9

LEGAL MATTERS..............................................................  10

EXPERTS....................................................................  11

WHERE YOU CAN FIND MORE INFORMATION........................................  11

MISCELLANEOUS..............................................................  12

PROSPECTUS

                            Hemagen Diagnostics, Inc.

This Prospectus covers the following transactions and securities:

     1.   Sales by the selling securityholders named herein of:

          -    Up to 2,695,255 shares of Common Stock.

          - Up to 2,695,255 Common Stock Purchase Warrants each exercisable for one share at an exercise price of $2.75 per share.

          - Up to 2,695,255 shares of Common Stock to be issued upon the exercise of outstanding Common Stock Purchase Warrants at an exercise price of $2.75 per share.

     2. Exercise of Common Stock Purchase Warrants at an exercise price of $2.75 per share by persons other than the selling securityholders.

     Hemagen  will  not  receive  any   proceeds   from  sales  by  the  selling
securityholders. Hemagen will receive all the net proceeds from the exercise of the Warrants, namely, $7,411,951.

     Hemagen's Common Stock is traded in the Nasdaq SmallCap Market and on the Boston Stock Exchange under the symbols "HMGN" and "HGN," respectively. The Warrants are traded in the Nasdaq SmallCap Market under the symbol "HMGNW." On March 17, 2000 the last reported sale price of Hemagen's Common Stock was $3-5/8 per share and $1-1/4 per Warrant.

     The securities offered pursuant to this Prospectus involve a high degree of risk. See "Risk Factors" beginning at page 3.

     Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.











                 The date of this Prospectus is March __, 2000.

                               PROSPECTUS SUMMARY


     This Prospectus relates to Common Stock and Common Stock Purchase Warrants of Hemagen Diagnostics, Inc., a Delaware corporation.

     We issued 2,695,255 shares of Common Stock and 2,695,255 Warrants to purchase 2,695,255 shares of Common Stock at $2.75 per share in a March 1996 private placement. We registered the Shares and Warrants and shares issuable upon exercise of the Warrants for resale in 1996. An undetermined number of such Shares and Warrants have been resold pursuant to that registration. This Prospectus covers the continued resale of those securities by those persons who acquired them through the 1996 private offering. The 1996 private placement purchasers are identified as selling securityholders in this Prospectus and are named starting on page .

     This Prospectus also covers the exercise of outstanding Warrants held by persons other than the selling securityholders who purchased in the 1996 private offering.

     Hemagen will not receive any proceeds from this offering other than up to $7,411,951 upon exercise of the Warrants.

     Hemagen's address is 34-40 Bear Hill Road, Waltham, Massachusetts 02154 and our telephone number is 1-800-436-2436.

                                  RISK FACTORS

     An investment in our Common Stock and Warrants offered under this prospectus involves a high degree of risk. The following risk factors, in addition to the other information contained in this prospectus, should be considered carefully in evaluating us and our business.

The Report of Our Independent Accountants States That There Is Substantial Doubt as to Our Ability to Continue as a Going Concern.

     Our consolidated financial statements [(as set forth in Annex A)] have been presented on the basis that Hemagen is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred a net loss of $5,160,355 in fiscal 1999 and our working capital decreased from $871,796 at September 30, 1999 to $220,000 at December 31, 1999. In addition, as of February 7, 2000, we were not in compliance, and continue to not be in compliance, with certain covenants of our revolving line of credit agreement with a bank under which we had borrowings of $4,057,500 as of such date. If we fail to meet our goals with regard to cost reductions and improved operations, our ability to continue as a going concern may be further jeopardized.

Because Our Stock Price May Be Volatile, the Shares You Purchase May Lose Their Value Rapidly

     The market price of our common stock has been, and may continue to be, highly volatile. This price has ranged between $0.75 and $6.00 in the fifty-two week period ending March 17, 2000. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the biotechnology sector, which have often been unrelated to the operating performance of particular companies. Factors such as announcements of technological innovations or new products by our competitors or disappointing results by third parties, as well as market conditions in our industry, may significantly impact the market price of our common stock.

We Need Additional Financing

     We had cash and cash equivalents on hand of $415,076 at December 31, 1999. We are in default of the financial covenants of our $3.8 million loan from Fleet National Bank. We have secured an agreement from that bank to forebear exercising its remedies until March 31, 2000, so long as no other defaults occur. We are in the process of raising additional capital through a convertible secured note offering of $4 million. We believe we will be able to consummate this offering by March 31, 2000 and utilize the proceeds to pay the bank debt. However, there is no assurance that this plan will be successful.

     In addition, we will require additional funds to finance our planned operations for fiscal 2000. If we are unable to raise additional equity and/or borrow additional funds, we may not be able to execute our business plan and continue operations.

Our Industry is Highly Competitive

     We operate in the highly competitive clinical diagnostics field. We have historically focused on niche markets which we believe offer significant growth potential and limited competition. However, we compete, and will compete in the future, with numerous other companies, many of which have substantially greater financial, technical and managerial resources than we do.

We May Lose Our Proprietary Rights

     We protect our proprietary technology primarily as trade secrets rather than by relying on patents, either because patent protection is not possible or because, in our opinion, patent protection would be less effective than maintaining secrecy. Also, we rely on confidentiality agreements with our employees. Our efforts to maintain secrecy through confidentiality agreements and trade secret protection may be unsuccessful.

If We Are Unable to Retain Our Key Personnel,
We May Be Unable to Achieve Our Developmental Objectives

     Our success depends, in large part, upon our ability to attract and retain a highly qualified scientific and management team. The loss of key personnel or the failure to recruit the necessary additional personnel needed for a qualified team might impede the achievement of our objectives. We face competition for qualified personnel from other companies, research and academic institutions, government entities and other organizations. We may not be successful in hiring or retaining qualified scientific or management personnel on acceptable terms, given the competition among numerous diagnostics companies.

If We Are Sued for Product Related Liabilities, the Cost Could Be Prohibitive to Us

     The testing, marketing and sale of human healthcare products entail an inherent exposure to product liability, and third parties may successfully assert product liability claims against us. Although we currently have insurance covering our products, we may not be able to maintain this insurance at acceptable costs in the future, if at all. In addition, our insurance may not be sufficient to cover large claims. Significant product liability claims could result in large and unexpected expenses as well as a costly distraction of management resources and potential negative publicity and reduced demand for our product.

Our Activities Involve the Use of Hazardous Materials, and
We May Be Held Liable for Any Accidental Injury from These Hazardous Materials

     Our research and development activities involve the controlled use of hazardous materials, including radioactive compounds. Although we believe that our safety procedures for handling and disposing of our hazardous materials comply with the standards prescribed by federal, state and local laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for damages that result and significant and unexpected costs including costs relating to liabilities and clean-up, costs from increased insurance premiums or liability to obtain adequate insurance at a reasonable price and costs from loss of operations during clean-up.

We are Subject to Extensive Government Regulation

     Our manufacturing and marketing of diagnostic test kits are subject to government regulation in the United States and the other countries where we market our products. The process of requesting and obtaining regulatory approvals involves lengthy and detailed laboratory and clinical testing, and other costly and time-consuming procedures. The extent of governmental regulation which may arise from future legislative or administrative action cannot be predicted.

Our Common Stock May Be Delisted from the Nasdaq Small Cap Market, Which Would Make it More Difficult for You to Sell Shares

     Our common stock is listed on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq, however, we must comply with certain maintenance standards. In the event of a delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock.

     In addition, if our common stock were to become delisted from trading on Nasdaq, our common stock could be considered a penny stock. SEC regulations generally define a penny stock to be an equity security that is not listed on Nasdaq or a national securities exchange and that has a market value of less than $5.00 per share, subject to certain exceptions. The SEC regulations impose strict requirements on broker-dealers executing transactions in penny stocks. If our common stock is no longer traded on Nasdaq and becomes subject to the regulations applicable to penny stocks, investors may find it more difficult to obtain timely and accurate quotes and execute trades in our common stock.

We Have Not Paid, and Do Not Expect to Pay, Dividends on Our Common Stock

     We have not paid dividends on our common stock since our inception and do not intend to pay any dividends to our stockholders in the foreseeable future. We intend to reinvest any earnings in the development and expansion of our business.

                                 USE OF PROCEEDS

     We will receive $7,411,951 if all of the Warrants are exercised. We will utilize these proceeds as received for general working capital purposes.

                             SELLING SECURITYHOLDERS

     The following is a list of the persons who purchased our Common Stock and Warrants in the 1996 private placement along with the number of shares acquired by them represented by outstanding shares and shares issuable upon exercise of their Warrants. We believe that many of these persons have sold their Common Stock and Warrants pursuant to a registered secondary offering. We do not know how many of these persons still hold these securities, but to the extent the persons listed own those securities or acquired Common Stock through the exercise of Warrants purchased in the 1996 private placement, such Warrants and Common Stock may be publicly sold pursuant to this Prospectus.


                                                                       Number of
                                                                      Shares and
                                Name                                   Warrants
--------------------------------------------------------------------- ----------
Ando International, Inc.                                                 727,272
Haussmann Holdings                                                       680,000
Laurentian Special Equity Fund                                           360,000
One & Co.                                                                336,000
Essex High Tech Fund LP                                                  270,000
The New Discovery Fund                                                   230,000
The Fisher Fund                                                          220,000
Eugene Melnyk                                                            181,820
Apollo Medical Partners                                                  150,000
Okura & Co. (America), Inc.                                              145,454
Gary Davis                                                               131,256
Barry M. Manuel                                                          120,000

Jesup and Lamont Securities Corp.                                        111,064
Ville de Montreal                                                        100,000
U.S. Technology                                                          100,000
Virginia Guilder                                                          90,000
Joseph D. Cooper and Carol J. Cooper, JTWROS                              80,000
Wind River Partners LP                                                    80,000
Jesup and Lamont Capital Markets, Inc.                                    73,278
Bradley Resources Company                                                 72,000
The John Merck Fund                                                       70,000
Money Purchase Pension Plan                                               60,000
Trust Pret et Revenu                                                      60,000
Lawrence G. Goldberg                                                      50,000
Hiro Yamagishi                                                            46,964
Lawrence Kobren                                                           46,000
G.W. Merck Trust Under Indenture f/b/o Serena M. Hatch                    44,000
Leib Merkin Inc.                                                          44,000
Family trust for Wife and Descendants of Thomas J. Berardino              40,000
Leonard J. Adams                                                          40,000
Robert K. Fuchs                                                           40,000
Wayne Saker                                                               40,000
Louis A. Saporito, Jr.                                                    40,000
Alan Vogel and Susan Faits, JTWROS                                        40,000
IHG Limited Profit Sharing Plan                                           37,600
John M. Curry                                                             36,364
Howard Caral                                                              35,000
Reuben F. Richards, Jr.                                                   35,000
Guy F. Bernheim                                                           20,000

Robert E. Briefel                                                         20,000
Dwight M. Evans                                                           20,000
Anthony Ferro                                                             20,000
Charles Fischer                                                           20,000
Generic Trading Associates, LLC                                           20,000
Michael Kubin and Nicole Kubin, JTWROS                                    20,000
Claude Lemire                                                             20,000
Michael I. Michael and Venetia Michael, JTWROS                            20,000
Donald G. Prigmore                                                        20,000
Louis I. Meisel                                                           20,000
Deborah L. Shear                                                          20,000
Elliott Stagnari                                                          20,000
George W.M. Hatch                                                         20,000
Stanley Zaslow                                                            20,000
Fonds Desjardins - Croissance                                             20,000
Ronald Brown and Beverly J. Brown, JTWROS                                 20,000
Nathan Roseman and Susan Roseman, JTWROS                                  20,000
Marshall Kaplan and Marsha Kaplan, JTWROS                                 20,000
Steven G. Cooperman, M.D.                                                 20,000
Mitchell J. Held                                                          20,000
Leader Financial Corporation                                              20,000
Francis W. Hatch                                                          20,000
Serena M. Hatch                                                           20,000
Marjory K. Hatch                                                          20,000
Fonds Commun Canagex - Actions Canadiennes Cruissance                     20,000
Serena H. Whitridge                                                       16,000
Timothy Brody                                                             15,000
Ron Furman                                                                15,000

Brett Uarusi                                                              15,000
James E. Forrest                                                          12,000
North Star Assoc., #1                                                     12,000
Robert L. Leeds, III                                                      11,000
Spencer Trask Securities Inc.                                             10,200
Arbor Interiors Pension Fund                                              10,000
James J. Baldino & Roseanne M. Baldino, JTWROS                            10,000
Sol J. Barer                                                              10,000
Howard Berke                                                              10,000
Frank J. Coppola and Barbara Ann Coppola, JTWROS                          10,000
Myron J. Elfland                                                          10,000
Peter Grabler                                                             10,000
Brent D. Holmes and Kathleen A. Holmes, JTWROS                            10,000
Andre W. Iseli                                                            10,000
Lewis J. Levine                                                           10,000
Robert P. McGovern                                                        10,000
Howard G. Schoor and Joan Schoor, JTWROS                                  10,000
Donald C. Weinberger                                                      10,000
Huyler C. Held                                                            10,000
Ville de Laval                                                            10,000
Ville de Jonquiere                                                        10,000
Spencer F. Segura                                                         10,000
E. Consulting                                                             10,000
Delaware Charter Guaranty and Trust, cust for IRA Robert Walker           10,000
Edward Yodowitz                                                           10,000
Konstantine Vaxevaneris                                                   10,000
Joseph M. Coppola and Margaret Coppola, JTWROS                            10,000

Douglas Spooner                                                            8,290
Samuel Gordon                                                              5,000
Susan Sweet                                                                5,000
Eileen Sena                                                                2,000


                              PLAN OF DISTRIBUTION

Sales by Selling Securityholders

     To the extent described in this Prospectus, we are registering the securities offered hereby on behalf of the Selling Securityholders. The Selling Securityholders may sell or transfer all or a portion of the securities offered hereby from time to time to third parties directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or from purchasers of the securities for whom they may act as agent. However, we are not aware that any Selling Securityholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sales or transfers of securities by the Selling Securityholders. Such sales and transfers of the securities may be effected from time to time in one or more transactions on the Nasdaq SmallCap Market and, with respect to the Common Stock, the Boston Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, through put or call options transactions relating to the securities, through short sales of securities or a combination of such methods of sale, or by any other legally available means.

     The term, "Selling Securityholders" includes donees, pledgees and assignees in interest selling securities from the named Selling Securityholders after the date of this Prospectus. Any or all of the securities may be sold or transferred from time to time by the Selling Securityholders by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) through the writing of options on the Common Stock; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (f) gifts, donations and contributions; and (g) any other legally available means. The aggregate net proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of such securities less any commissions.

     In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Securityholders and any brokers, dealers, agents or underwriters that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market. Additionally, the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales by the Selling Securityholders in the market.

     No underwriter, broker, dealer or agent has been engaged by us in connection with the distribution of the securities registered herein.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Securityholders will sell any of the securities. The Selling Securityholders may transfer, devise or gift securities by other means not described herein.

     We will pay all of the expenses incident to the registration of the securities, other than underwriting discounts and selling commissions, if any.

     The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of securities against certain liabilities, including liabilities under the Securities Act.

     If we are notified by Selling Securityholders that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. The supplement will disclose (i) the name of each such selling Securityholders and of the participating broker-dealer(s), (ii) the number of securities involved,
(iii) the price at which such securities will be sold, (iv) the commissions to be paid or discounts or concessions to be allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. A supplement to this prospectus will be filed if the Company is notified by the Selling Securityholders that a donee or pledgee intends to sell more than 500 of any of the securities.

Exercise of Warrants

     Holders of Warrants may exercise them by surrendering Warrant Certificates to Hemagen's Transfer Agent, Continental Stock Transfer & Trust Company, Compliance Department, 2 Broadway, New York, New York 10004 with a subscription on the reverse side of the Warrant Certificate completed and executed, together with payment of the exercise price of $2.75 per share. The Warrants may be exercised at any time, in whole or in part, until the close of business on February 28, 2001.

                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for Hemagen by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them. This Prospectus incorporates important business and financial information about Cintas which is not included in or delivered with this Prospectus. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, the Annual Report on Form 10-K, as amended, for the year ended September 30, 1999, the Form 8-K/A filed October 14, 1999 and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. We also incorporate by reference our Registration Statement on Form 8-A filed on February 2, 1993, registering the Company's Common Stock under the Exchange Act, which describes the Common Stock being registered by this Prospectus.

     You may obtain a copy of these filings without charge, by writing or telephoning us at the following address:

                          William P. Hales
                          President
                          Hemagen Diagnostics, Inc.
                          34-40 Bear Hill Road
                          Waltham, Massachusetts  02154
                          (800) 436-2436

     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of those documents. If you would like to request documents from us, please do so by five business days before you have to make an investment decision.

     Certain statements contained in this Prospectus and in reports that we file with the SEC that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors including, without limitation, those contained in this Risk Factors section, which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

                                  MISCELLANEOUS

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Hemagen since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     The Company expects to incur the following costs and expenses in connection with the registration of the securities covered by this Prospectus:

        *Registration Fee.............................       $  8,434.31
        *Legal Fees...................................       $ 50,000.00
        *Accounting Fees..............................       $  5,000.00
        *Miscellaneous................................       $ 11,565.69
                                                             -----------
        *Total........................................       $ 75,000.00
                                                             ===========

------------------
  *Estimate


Item 15. Indemnification of Officers and Directors


     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by Securityholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

     To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its Securityholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, in which he had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

          Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Item 16. Exhibits
                                                                          Filing
Exhibit No.   Description of Exhibit                                      Status
                                                                          ------
3.1           Certificate of Incorporation.                                  A
3.2           Bylaws.                                                        A
4.1           Specimen Stock Certificate.                                    A
4.2           Warrant Agreement between the Company
              and Continental Stock Transfer & Trust Co.                     B
5             Opinion regarding Legality of Securities.                      B
10.1          Technology Purchase Agreement between
              Dr. de Oliveira and Dr. Lazzari and
              Seragen, Inc., dated April 15, 1983.                           A
10.2          Assignment and Assumption Agreement
              between the Company and Seragen, Inc.,
              dated September 12, 1985.                                      A

10.3          Product Development Agreement between
              the Company and Boston University,
              dated February 14, 1992.                                       A
10.4          License Agreement between the Company
              and Boston University, dated March 1992.                       A
10.5          Financial Assistance Agreement between
              the Company and Hemagen Diagnosticos,
              Comercio, Importacao e Exportacao Ltd.,
              dated July 31, 1991.                                           A
10.6*         1992 Stock Option Plan                                         A
10.7          Product Purchase Agreement between the
              Company and Olympus Corporation, dated
              February 24, 1989.                                             A
10.8          OEM Agreement between the Company and
              Sigma Diagnostics, Inc., dated May 11, 1992.                   A
10.9          Note issued by the Company to Boston
              University, dated December 15, 1985                            A
10.10         Letter Agreement between the Company and
              Antonio Lazzari, M.D., dated April 28, 1985.                   A
10.11         Lease between the Company and Philip
              Pagliazzo and Rose Pagliazzo, dated
              dated May 15, 1992.                                            A
10.12         Product  Development  Agreement  between
              the Company and Sigma A Diagnostics, Inc.,
              dated October 16, 1992.                                        A
10.13*        Revised Employment Agreement between the
              Company and Dr. de Oliveira.                                   A
10.14*        Revised Employment Agreement between the
              Company and Dr. Franzblau.                                     A
10.15         Description of the Company's lease for
              certain premises located in Waltham,
              Massachusetts.                                                 A
10.16         Lease for office space of Hemagen
              Diagnosticos, Comercio, Importaceo e
              Exportaceo, Ltd. ("HDC") in Sao Paulo,
              Brazil.                                                        A
10.17         Description of the Lease for office space
              of HDC in Sao Paulo, Brazil.                                   A
10.18         Equity Purchase Agreement between the
              Company and HDC, dated as of October 1, 1992.                  A
10.19         Form of Warrant issued in connection with
              the Bridge Loan and Statement of Registration
              Rights.                                                        A

10.20         Master Lease Agreement between the Company
              and Aberlyn Capital Management Limited
              Partnership, dated April 1, 1993.                              C
10.21         Product Development Agreement between the
              Company and Boehringher Mannheim GmbH,
              dated November 25, 1993.                                       D
10.22         Option Agreement between the Company and
              Boston University, dated October 15, 1993.                     D
10.23         Agreement between the Company and Carter-
              Wallace, Inc. dated December 22, 1994.                         E
10.24         License Assignment and License Agreement
              between the Company and Aberlyn Capital
              Management Limited Partnership dated
              December 30, 1994.                                             E
10.25         Settlement Agreement dated September 30, 1999.                 F
21            Subsidiaries of the Registrant.                                G
23            Consent of Independent Certified
              Public Accountants.                                            H
24            Power of Attorney (contained on signature page)                H

*Management compensatory contracts.

A.   Incorporated by reference to Registration Statement No. 33-52686-B.

B. Incorporated by reference to Registration Statement No. 333-06147 filed on June 17, 1996.

C. Incorporated by reference to the Company's Form 10-QSB for the quarter ended March 30, 1993.

D. Incorporated by reference to the Company's Form 10-KSB for the Fiscal Year ended September 30, 1994.

E. Incorporated by reference to the Company's Form 10-QSB for the quarter ended December 31, 1994.

F.   Incorporated  by  reference to the  Company's  Form 8-K filed on October 7,
     1999.

G. Filed with the Company's Form 10-KSB for the Fiscal Year ended September 30, 1999.

H.   Filed herewith.

Item 17. Undertakings.

     (a)  The Registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification of such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The Registrant will:

          (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 24, 2000.

                                            HEMAGEN DIAGNOSTICS, INC.


                                            By:  /s/Jerry L. Ruyan
                                               ---------------------------------
                                               Jerry L. Ruyan,
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Jerry L. Ruyan or William P. Hales, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to the Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

       Signature                         Title                         Date
       ---------                         -----                         ----

/s/Jerry L. Ruyan
-----------------------------      CEO and Chairman of the        March 24, 2000
*Jerry L. Ruyan                    Board of Directors



/s/William P. Hales
----------------------------       President, Director            March 24, 2000
*William P. Hales


/s/ricardo M. de Oliveira
----------------------------       V. P. Research and
*Ricardo M. de Oliveira, M.D.      Development, Director          March 24, 2000


/s/Alan S. Cohen
----------------------------       Director                       March 24, 2000
*Alan S. Cohen, M.D.


/s/Thomas A. Donelan
----------------------------       Director                       March 24, 2000
*Thomas A. Donelan


/s/Christoher P. Hendy
----------------------------       Director                       March 24, 2000
*Christopher P. Hendy


/s/Deborah F. Ricci
----------------------------      Chief Financial Officer         March 24, 2000
*Deborah F. Ricci

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Hemagen Diagnostics, Inc.


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 2, 1999 relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                    BDO Seidman, LLP

Boston, Massachusetts
March 24, 2000